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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 10, 2000 (except Note 13, as to which the date is July 24, 2000) with respect to the financial statements of Scientific Games Holdings Corp. included in the Registration Statement
(Form S-4), and the related Prospectus, of Autotote Corporation registrating the exchange of up to $150,000,000 of its 12.5%, Series A Senior Subordinated Notes, due 2010, for up to $150,000,000 of its 12 1/2% Series B Senior Subordinated Notes, due 2010.

                                          /s/ Ernst & Young LLP

Atlanta, Georgia
November 30, 2000